UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

     CERES ORION L.P.
(Exact name of registrant as specified in its charter)

New York	000-50271	22-3644546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01   Entry into a Material Definitive Agreement.
On January 15, 2021, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and Transtrend B.V., a Dutch limited liability company (the “Advisor”), entered into an amendment (the “Amendment”) to the amended and restated advisory agreement dated November 1, 2015, as amended (the “Advisory Agreement”), between the General Partner, the Advisor and CMF TT II, LLC, a Delaware limited liability company (“Transtrend Master”), pursuant to which the Advisor manages the portion of Transtrend Master’s assets, and indirectly the registrant’s assets, allocated to it.
Pursuant to the Amendment, the General Partner and the Advisor have agreed that effective as of January 1, 2021, the incentive fee payable to the Advisor is decreased to 16% of New Trading Profit (as defined in the Advisory Agreement).

The Amendment is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.
(d)       Exhibits.
The following exhibit(s) are filed herewith.
Exhibit No.	Description
10.1	Amendment to the Amended and Restated Advisory Agreement by and among Ceres Managed Futures LLC, Transtrend B.V. and CMF TT II, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CERES ORION L.P.

By: Ceres Managed Futures LLC, General Partner

	By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 21, 2021